Firstgold releases control of all assets to secured lender.

April 26, 2010, Toronto - Firstgold Corp. ( PK:FGOCQ.) on January 27, 2010 Firstgold Corp. voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the United States Bankruptcy Court, District of Nevada (Case #10-50215). Since the date of that filing Firstgold’s current management continued to operate the Company as debtor-in-possession subject to the supervision and orders of the Bankruptcy Court.

Additionally, Firstgold’s management has held discussions with several groups in an attempt to establish and fund a reorganization plan for Firstgold. Unfortunately, management was unable to establish a reorganization plan that would timely fund the recommencement of operations and satisfy the secured creditor obligations.

At a bankruptcy hearing held on April 20, 2010, Firstgold’s management reported its inability to timely develop a reorganization plan to restart business operations. In light of the foregoing, Firstgold stipulated to allowing its primary secured lenders, Platinum Long Term Growth, LLC (“Platinum”) and Lakewood Group, LLC (“Lakewood”), to pursue their contractual and state law rights and remedies to foreclose and take possession of all collateral securing their debt obligations with Firstgold pursuant to their security interests. The collateral securing their debt obligations includes substantially all of Firstgold’s assets including the Relief Canyon Mine property and all improvements to the mine property. In addition, Firstgold agreed to relinquish possession of the collateral to allow Platinum and Lakewood to preserve and protect such collateral as of April 21, 2010.

Platinum and Lakewood may now choose to foreclose on their security interest and take possession of the collateral or may attempt to sell such assets in place.

Upon a sale of the collateral Platinum and Lakewood would be entitled to full payment of their debt obligations, which currently exceed $19.3 million. Unsecured creditors and stockholders will not realize any further value from the Firstgold assets unless and until the obligations of the secured creditors have been satisfied.

“A disappointing finish...we had hoped to be able to restructure but unfortunately given the circumstances we were not able to achieve our objective. The CFIUS decision to reject the Northwest offer really set us back and unfortunately we have never recovered.” commented Firstgold CEO Terry Lynch

Firstgold will continue in a Chapter 11 status which will allow Firstgold’s management to pursue a possible reorganization of the corporate entity with another company. The next status conference hearing relating to the Firstgold corporate entity is set for May 11, 2010.

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp. will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp.'s Form 10-K and in Firstgold Corp.'s 10-Qs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press releases), such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our reports filed with the SEC which may be secured from the SEC, or from their website at http://www.sec.gov/edgar.html

Website: www.FirstgoldCorp.com

Investor Relations Jeff Forster – jeff@parkcap.com